Exhibit 99.1

Petrolia Energy Increases Shareholders Equity By $2 million
HOUSTON, TX – (Marketwired) – May 31, 2017 -- Petrolia Energy Corporation (OTCQB: BBLS) (“Petrolia” or the “Company”) an energy company that specializes in acquiring, remediating and reengineering existing oil fields, announced today that it has increased shareholders equity by $2,000,000 by negotiating the conversion of certain short-term and long-term debt into equity.
The 2016 purchase of the Slick Unit Dutcher Sands oilfield (“SUDS”), a 2,600-acre former SOHIO Petroleum discovery in Creek County, Oklahoma, resulted in a $1,000,000 short-term and $3 million long-term liability owed to the Seller, Jovian Petroleum Corporation (“Jovian”). Jovian has converted $2,000,000 of this liability into an equity position in Petrolia, which includes the issuance of 10,000,000 shares of common stock at $0.20 per share accompanied by 6,000,000 warrants @ $0.20 per share and 4,000,000 warrants @ $0.35 per share.
“This transaction will result in a positive adjustment to the Company’s Shareholder’s Equity by $2 million and significantly reduce the Company’s debt to equity ratio,” said Paul Deputy, Chief Financial Officer of Petrolia.   “This clearly demonstrates Managements commitment to improving our shareholder value.”
Details of the debt conversion are available on Form 8K filed on May 31, 2017 with the Securities and Exchange Commission.
For additional information, please refer to Petrolia’s filings with the SEC, which can be accessed on our website at www.petroliaenergy.com.
About Petrolia Energy Corporation
Petrolia Energy Corporation is a Houston-based, oil exploration and production company. With operations in Texas, Oklahoma and New Mexico, the Company focuses on redeveloping existing oil fields in well-established oil rich regions of the U.S., employing industry-leading technologies to create added value.
Petrolia is committed to achieving its goals through conscientious partnership with the communities in which we operate and through operations that extend beyond regulatory requirements and embrace responsible environmental stewardship. We firmly believe we can maximize a field’s potential value for our shareholders and employees, while protecting the environment and enhancing local communities.
Forward-looking Statements
Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.
Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.
Additional information on these and other factors that could affect Petrolia’s operations or financial results is available by contacting Petrolia. The forward-looking statements contained in this press release are made as of the date of this press release, and Petrolia does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.
For more Information contact:
Media Contact:
Press@PetroliaEnergy.com
Investor Relations Contact:
IR@PetroliaEnergy.com
www.PetroliaEnergy.com
Petrolia Energy Corporation shares are traded on the OTC Exchange under the symbol BBLS.
Source: Petrolia Energy Corporation